UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2

Amendment #1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Reflections of the Heart, Inc.
(Name of small business issuer in its charter)

Nevada	5199	20-3190256
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

919 Willow Springs Lane
Glendora, California 91741
(626) 429-9895
(Address and telephone number of principal executive offices)

919 Willow Springs Lane
Glendora, California 91741
(909) 971-0456
(Address of principal place of business or intended principal place of business)

Ted D. Campbell II
9387 Arrowhead Bluff Avenue
Las Vegas NV 89149
(702)-481-6500
(Name, address and telephone number of agent for service)

Copies to:
Randall V. Brumbaugh, Esq.
417 W. Foothill Blvd., Suite 175
Glendora, CA 91741

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [   ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [   ]

If this Form is filed to register securities for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act, please check the following box. [X]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Dollar Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	$105,500.00	$0.10	$105,500.00	$3.24

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

Prospectus

Reflections of the Heart, Inc.

1,055,000 Shares of Common Stock

Reflections of the Heart, Inc. (“ROH” or the Company) is registering an aggregate of 1,055,000 shares of our common stock that are to be sold, from time-to-time, by one or more of the selling stockholders.  The selling stockholders may only offer and sell, from time to time, common stock using this prospectus in transactions at a fixed offering price of $0.10 per share until a trading market develops in our common stock, at which time the selling stockholders may sell shares at prevailing market prices, which may vary, or at privately negotiated prices. The proceeds from the sale of the shares will go directly to the selling stockholders and will not be available to us.

INVESTMENT IN THE SHARES INVOLVES A HIGH DEGREE OF RISK.

SEE "RISK FACTORS" STARTING ON PAGE 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

	Shares Offered by Shareholders	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company

Per Share	1	$0.10	$0.00	$0

Total	1,055,000	$105,500	$0.00	$0

This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The Company does not plan to use this offering prospectus before the effective date.

The date of this Prospectus is October 23, 2007

TABLE OF CONTENTS

PART I: INFORMATION REQUIRED IN PROSPECTUS

Summary Information and Risk Factors

The Company

Reflections of the Heart, Inc. (ROH or the Company), was incorporated in the State of Nevada on July 27, 2005 under the same name. ROH is a developmental stage company with a principal business objective of offering to the retail public tasteful, original, exquisite jewelry, delicate embroidery, stunning quilts, functional and comfortable quillows for all occasions, heirloom quality bedspreads, unique sculpture, scenic paintings, and holiday ornaments and decorations for every season and occasion. These items will be both products developed internally by the Company and from items listed by consignment from other manufacturers and sellers.

We are a development stage company that has commenced our planned principal strategic operations and have no significant assets. Our operations to date have been devoted primarily to startup and development activities, which include the following:

1. Formation of the Company;

2. Development of our business plan;

3. Obtaining capital through sales of our common stock;

4. Development of an operational retail Internet web site; and

4. Market our business services to potential clients.

We are attempting to build ROH to become fully operational.  In order to generate revenues, we must address the following areas:

1. Complete our retail web site: Establishing our presence on the Internet is critical to reaching a broad consumer base. We are in the process of developing a fully operational retail website at www.reflections-heart.com. At the current time, the Company’s web site is not fully operational. We expect this web site to be our primary marketing tool whereby we market our products and those of consignors. We expect to have this retail web site fully operational before the 2007 holidays.

2. Develop and implement a marketing plan: In order to promote our web site and establish our brand, we are in the process of completing our marketing plan. We plan to use our Internet site to be the focus of our marketing and sales efforts. We intend to advertise our site, and thus our products and those of consignors, through the use of banner advertisements, search engine placement, and eventually a direct marketing program. To date, we have no marketing or sales initiatives or arrangements.

From our inception to the present, we did not generate any significant revenues and have incurred a cumulative net loss of $56,414 as of June 30, 2007. We believe that the funds that were received from unregistered sales of our common equity will be sufficient to finance our efforts to become fully operational and carry us through the end of the current calendar year. The capital raised has been budgeted to establish our infrastructure and to become a fully reporting company. We believe that the recurring revenues from sales of services will be sufficient to support ongoing operations. Unfortunately, there can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flows from sales of merchandise will be adequate to maintain our business. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors' report to the financial statements included in the registration statement.

We currently have one individual acting as the sole officer and director.  This individual devotes time to us on a part-time basis.

As of the date of this Prospectus, ROH has 2,805,000 shares of $0.001 par value common stock issued and outstanding held by 41 shareholders of record.

ROH's administrative office is located at 919 Willow Springs Lane, Glendora, California 91741, telephone (909) 971-0456.

ROH's fiscal year end is December 31.

The Offering

The offering consists entirely of shares offered by the selling stockholders.  We are offering no shares.  The selling stockholders are offering 1,055,000 shares, or 37.61%, of our issued and outstanding common stock as soon as practicable after this Registration Statement becomes effective.  The selling shareholders will sell at a price of $0.10 per share until the shares are quoted on the OTC Bulletin Board® or in another quotation medium and, thereafter, at prevailing market prices or privately negotiated prices.

The offering price of $0.10 for the common stock being registered for hereby is what the selling shareholders had paid for their shares.

The proceeds of the offering will go directly to the selling stockholders.  None of the proceeds will be available to Reflections of the Heart, Inc.

Reflections of the Heart, Inc.'s Transfer Agent will be Island Stock Transfer, 100 Second Avenue S., Suite 104N, St. Petersburg, Florida 33701. The phone number for Island Stock Transfer is (727)-289-0010.

Reflections of the Heart, Inc. has agreed to pay all costs and expenses relating to the registration of its common stock, but the selling stockholders will be responsible for any related commissions, all taxes including but not limited to federal and state income taxes, attorney's fees and related charges in connection with the offer and sale of the shares.  The selling stockholders may sell their common stock through one or more broker/dealers, and such broker/dealers may receive compensation in the form of commissions.

Summary Financial Information

The summary financial data are derived from the historical financial statements of ROH.  This summary financial data should be read in conjunction with "Management's Discussion and Plan of Operations" as well as the historical financial statements and the related notes thereto, included elsewhere in this prospectus.

Balance Sheet Data

	June 30,	December 31,
	2007	2006

ASSETS

CURRENT ASSETS
Cash in bank	$10,366	$80

TOTAL CURRENT ASSETS	10,366	80

TOTAL ASSETS	$10,366	$80

LIABILITIES & STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$1,000	$0
Advances from related parties	5,500	5,500

TOTAL CURRENT LIABILITIES	6,500	5,500

LONG-TERM DEBT	-	-

TOTAL LIABILITIES	6,500	5,500

STOCKHOLDERS' EQUITY
Preferred stock: $0.001 par value;
5,000,000 shares authorized, no
shares issued and outstanding	-	-

Common stock: $0.001 par value;
70,000,000 shares authorized, 1,750,000
shares issued and outstanding	2,805	1,750
Additional paid in capital	57,445	5,750
Accumulated deficit	(56,414)	(12,920)

TOTAL STOCKHOLDERS' EQUITY	3,836	(5,420)

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$10,336	$80

Statements of Operations Data

	For the Three Months Ended June 30, 2007	For the Three Months Ended June 30, 2006	For the Six Months Ended June 30, 2007	For the Six Months Ended June 30, 2006	From Inception On July 27, 2005 through June 30, 2007
REVENUES	$ -	$ -	$ -	$ -	$ -
COST OF SALES	-	-	-	-	-
GROSS MARGIN	-	-	-	-	-

OPERATING EXPENSES

General and administrative	42,464	7,530	43,494	7,560	56,414

TOTAL OPERATING EXPENSES	42,464	7,530	43,494	7,560	56,414

NET LOSS	$ (42,464)	$ (7,530)	$ (43,494)	$ (7,560)	$ (56,414)

BASIC LOSS PER SHARE	$ (0.02)	$ (0.00)	$ (0.02)	$ (0.00)

Weighted Average Shares Outstanding	2,227,500	1,750,000	2,277,500	1,750,000

Risk Factors

Investment in the securities offered hereby involves certain risks and is suitable only for investors of substantial financial means. Prospective investors should carefully consider the following risk factors in addition to the other information contained in this prospectus, before making an investment decision concerning the common stock.

BECAUSE WE HAVE NOT ESTABLISHED OUR BRAND NAME, AND OUR PRODUCTS AND NAME HAVE LITTLE, IF ANY NAME RECOGNITION, WE MAY BE PREVENTED FROM GENERATING SUFFICIENT REVENUES TO PREVENT A REDUCTION IN YOUR INVESTMENT.

Because we are a new company with new products and we have not conducted advertising, there is little or no recognition of our brand name.  As a result, consumers may purchase products other than ours that have brand recognition in the market place and we may be unable to generate sufficient revenues to meet our expenses or meet our business plan objectives, which will reduce the value of your investment or may cause you to suffer a complete loss of your investment.

INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT IF ROH FAILS TO FULLY IMPLEMENT ITS BUSINESS PLAN.

The Company was formed on July 27, 2005.  We have no significant demonstrable operations record upon which you can evaluate the business and its prospects.  To date, we have not generated any significant revenues and may incur losses in the foreseeable future. Our prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development.  These risks include, without limitation, competition, the absence of ongoing revenue streams, inexperienced management and lack of brand recognition.  We cannot guarantee that it will be successful in accomplishing its objectives.  If we fail to implement and establish a financial base of operations, we may be forced to cease operations, in which case investors may lose their entire investment.

FUTURE ADDITIONAL ISSUANCES OF SHARES OF OUR COMMON STOCK MAY CAUSE INVESTORS TO BEAR A SUBSTANTIAL RISK OF LOSS DUE TO IMMEDIATE AND SUBSTANTIAL DILUTION.

We are authorized to issue up to 70,000,000 shares of common stock. Presently, there are 2,805,000 shares of common stock issued and outstanding as of the date of this prospectus. In the event we require additional capital, we may need to issue shares of our common stock in exchange for cash to continue as a going concern. There are no formal or informal agreements to attain such financing. We can not assure you that any financing can be obtained or, if obtained, that it will be on reasonable terms. Any such future additional issuances of our stock will increase outstanding shares and dilute stockholders' interests.

OUR OFFICERS AND DIRECTOR HAVE LIMITED BUSINESS EXPERIENCE AND NO EXPERTISE MANAGING A PUBLIC COMPANY.  AS A RESULT, WE MAY BE UNABLE TO DEVELOP OUR BUSINESS AND MANAGE OUR PUBLIC REPORTING REQUIREMENTS.

Our operations depend on the efforts of Yvonne Brumbaugh, an officer and sole director of ROH.  Mrs. Brumbaugh has no experience related to public company management or as a principal accounting or principal financial officer.  Additionally, Mrs. Brumbaugh has limited experience related to marketing and the operation of an Internet based retail business.  Because of these factors, Mrs.

Brumbaugh may be unable to profitably develop and implement our business model.  We cannot guarantee you that we will overcome any such obstacles.

INVESTORS HAVE LIMITED CONTROL OVER DECISION-MAKING BECAUSE YVONNE BRUMBAUGH, SOLE OFFICER, SOLE DIRECTOR AND SHAREHOLDER, CONTROLS THE MAJORITY OF OUR ISSUED AND OUTSTANDING COMMON STOCK.

Yvonne Brumbaugh, who is our President, Secretary, Treasurer and sole director, beneficially owns approximately 62.39% of our outstanding common stock.  As a result, this one stockholder could exercise control over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions.  Such concentrated control may also make it difficult for our stockholders to receive a premium for their shares of our common stock in the event we enter into transactions which require stockholder approval.  In addition, certain provisions of Nevada law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us.  For example, Nevada law provides that not less than two-thirds vote of the stockholders is required to remove a director, which could make it more difficult for a third party to gain control of our Board of Directors.  This concentration of ownership further limits the power to exercise control by the minority shareholders.

WE MAY BE UNABLE TO GENERATE SALES WITHOUT SALES, MARKETING OR DISTRIBUTION CAPABILITIES.

We have recently commenced our planned operations and have limited sales, marketing or distribution capabilities.  We cannot guarantee that we will be able to develop significant sales of our products or fully implement our strategic business plan.  In the event we are unable to successfully execute these objectives, we may be unable to generate sufficient sales and operate as a going concern.

IF WE ARE UNABLE TO OBTAIN ADDITIONAL FUNDING, WE MAY BE FORCED TO GO OUT OF BUSINESS.

We have limited capital resources. To date, we have not generated any significant cash flow from our operations. Unless we begin to generate sufficient revenues from the full implementation of our business plan to finance operations as a going concern, we may experience liquidity and solvency problems. Such liquidity and solvency concerns may force us to go out of business, if additional financing is not available. We have no intention of liquidating. In the event our cash resources are insufficient to continue operations, we intend to raise additional capital through offerings and sales of equity or debt securities. In the event we are unable to raise sufficient funds, we will be forced to go out of business and will be forced to liquidate. A possibility of such outcome presents a risk of complete loss of investment in our common stock.

IF WE ARE UNABLE TO CONTINUE AS A GOING CONCERN, INVESTORS MAY FACE A COMPLETE LOSS OF THEIR INVESTMENT.

We have yet to significantly commence our planned operations.  As of the date of this Prospectus, ROH has had only limited start-up operations and has generated no significant revenues.  Taking these facts into account, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors' report to the financial statements included in the registration statement, of which this prospectus is a part.  If ROH's business fails, the investors in this offering may face a complete loss of their investment.

COMPETITIVE PRESSURES FROM COMPETITORS WITH MORE RESOURCES MAY CAUSE US TO FAIL TO IMPLEMENT OUR BUSINESS MODEL.

We have entered the custom jewelry and the home décor and furnishings arena, which is a highly competitive market segment with relatively low barriers to entry.  Our expected competitors include larger and more established companies.  Generally, our actual and potential competitors have longer operating histories, significantly greater financial and marketing resources, as well as greater name recognition.  Therefore, many of these competitors may be able to devote greater resources than us to our sales and marketing efforts, expanding their sphere of influence and hiring and retaining key employees.  There can be no assurance that our current or potential competitors will not develop or offer comparable or superior services to those expected to be offered by us.  Increased competition could result in lower than expected operating margins or loss of market share, either of which would materially and adversely affect our business, results of operation and financial condition.

FAILURE BY US TO RESPOND TO CHANGES IN CONSUMER PREFERENCES COULD RESULT IN LACK OF SALES REVENUES AND MAY FORCE US OUT OF BUSINESS.

Any change in the preferences of our potential customers that we fail to anticipate could reduce the demand for current or future products.  Decisions about our focus and the specific products we plan to offer will often be made in advance of entering the marketplace. Failure to anticipate and respond to changes in consumer preferences and demands could lead to, among other things, customer dissatisfaction, failure to attract demand for our proposed products and lower profit margins.

WE MAY LOSE OUR SOLE OFFICER AND SOLE DIRECTOR WITHOUT AN EMPLOYMENT AGREEMENT.

Our operations depend substantially on the skills and experience of Yvonne Brumbaugh, our sole officer and director.  We have no other full- or part-time employees besides Mrs. Brumbaugh.  Furthermore, we do not maintain "key man" life insurance on these individuals.  Without an employment contract, we may lose this individual to other pursuits without a sufficient warning and, consequently, go out of business.

Mrs. Brumbaugh is presently involved in other business activities and may, in the future, become involved in other business opportunities.  If a specific business opportunity becomes available, each may face a conflict in selecting between ROH and her other business interests.  We believe that Mrs. Brumbaugh will not consider entering a similar line of business as we conduct; however, there can be no assurance of this.  ROH has not formulated a policy for the resolution of such conflicts.

CERTAIN NEVADA CORPORATION LAW PROVISIONS COULD PREVENT A POTENTIAL TAKEOVER, WHICH COULD ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK.

We are incorporated in the State of Nevada.  Certain provisions of Nevada corporation law could adversely affect the market price of our common stock.  Because Nevada corporation law requires board approval of a transaction involving a change in our control, it would be more difficult for someone to acquire control of us.  Nevada corporate law also discourages proxy contests making it more difficult for you and other shareholders to elect directors other than the candidate or candidates nominated by our board of directors.

THE COSTS AND EXPENSES OF SEC REPORTING AND COMPLIANCE MAY INHIBIT OUR OPERATIONS.

After the effectiveness of this registration statement, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.  The costs of complying with such requirements may be substantial.  In the event we are unable to establish a base of operations that generates sufficient cash flows or cannot obtain additional equity or debt financing, the costs of maintaining our status as a reporting entity may inhibit out ability to continue our operations.

YOU MAY NOT BE ABLE TO SELL YOUR SHARES IN OUR COMPANY BECAUSE THERE IS NO PUBLIC MARKET FOR OUR STOCK.

A market for our common stock may never develop.  We intend to contact an authorized OTC Bulleting Board market-maker for sponsorship of our securities on the OTC Bulleting Board upon the effectiveness of the registration statement of which this prospectus forms a part.  However, our shares may never be traded on the bulletin board, or, if traded, a public market may not materialize.  If our common stock is not traded on the bulletin board or if a public market for our common stock does not develop, investors may not be able to re-sell the shares of our common stock that they have purchased and may lose their entire investment.

INVESTORS MAY HAVE DIFFICULTY LIQUIDATING THEIR INVESTMENT BECAUSE OUR STOCK IS SUBJECT TO PENNY STOCK REGULATION.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks.  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).  The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account.  In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules; the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  These disclosure requirements may have the effect of reducing the level of trading activity in any secondary market for a stock that becomes subject to the penny stock rules, and accordingly, customers in Company securities may find it difficult to sell their securities, if at all.

A LARGE PERCENTAGE OF OUR ISSUED AND OUTSTANDING COMMON SHARES ARE RESTRICTED UNDER RULE 144 OF THE SECURITIES ACT, AS AMENDED.  WHEN THE RESTRICTION ON THESE SHARES IS LIFTED, AND IF THE SHARES ARE SOLD IN THE OPEN MARKET, THE PRICE OF OUR COMMON STOCK COULD BE ADVERSELY AFFECTED.

A large number (1,750,000) of the presently outstanding shares of common stock (2,805,000), are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.  Rule 144, as amended, is an exemption that generally provides that a person who has satisfied a one year holding period for such restricted securities may sell, within any three month period (provided we are current in our reporting obligations under the Exchange Act) subject to certain manner of resale provisions, an amount of restricted securities which does not exceed the greater of 1% of a company's outstanding common stock or the average weekly trading volume in such securities during the four calendar weeks prior to such sale.  We currently have one shareholder who owns all of the restricted shares or 62.39% of the aggregate shares of common stock.  Thus, sales of shares by this individual, whether pursuant to Rule 144 or otherwise, may have an immediate negative effect upon the price of our common stock in any market that might develop.

OUR STOCK IS A SPECULATIVE INVESTMENT THAT MAY RESULT IN LOSSES TO INVESTORS.

This Registration Statement is intended to secure DTC eligibility and the transparency associated with registration such that the general public might have access to periodic and current information on our company as required by the Securities and Exchange

Commission and the Securities Act of 1933, as amended and the Exchange Act of 1934, as amended, together with the rules and regulations as promulgated thereunder.  It is our hope that this might enhance the liquidity of our shares. However, there can be no assurance that a meaningful trading market will ever develop.

Our securities are characterized as microcap stock.  The term "microcap stock" applies to companies with low or "micro" capitalizations, meaning the total value of the company's stock. Microcap companies typically have limited assets.  Microcap stocks tend to be low priced and trade in very low volumes.

We might ultimately list on the OTC Bulletin Board® (the “OTCBB”).  The OTCBB is an electronic quotation system that displays real-time quotes, last-sale prices, and volume information for many OTC securities that are not listed on the Nasdaq Stock Market or a national securities exchange. Brokers who subscribe to the system can use the OTCBB to look up prices or enter quotes for OTC securities. Although the NASD oversees the OTCBB, the OTCBB is not part of the Nasdaq Stock Market.

Companies that trade their stocks on major exchanges and in the Nasdaq Stock Market must meet minimum listing standards. For example, they must have minimum amounts of net assets and minimum numbers of shareholders. In contrast, companies on the OTCBB or the Pink Sheets do not have to meet any minimum standards.  While all investments involve risk, microcap stocks are among the most risky. Many microcap companies tend to be new and have no proven track record. Some of these companies have no assets or operations. Others have products and services that are still in development or have yet to be tested in the market. Another risk that pertains to microcap stocks involves the low volumes of trades. Because microcap stocks trade in low volumes, any size of trade can have a large percentage impact on the price of the stock.

LEGISLATION, INCLUDING THE SABANES-OXLEY ACT OF 2002, MAY MAKE IT MORE DIFFICULT FOR US TO RETAIN OR ATTRACT OFFICERS AND DIRECTORS.

The Sarbanes-Oxley Act of 2002 was enacted in response to public concerns regarding corporate accountability in connection with recent accounting scandals.  The stated goals of the Sarbanes-Oxley Act are to increase corporate responsibility, to provide for enhanced penalties for accounting and auditing improprieties at publicly traded companies, and to protect investors by improving the accuracy and reliability of corporate disclosures pursuant to the securities laws.  The Sarbanes-Oxley Act generally applies to all companies that file or are required to file periodic reports with the SEC, under the Securities Exchange Act of 1934.  Upon becoming a public company, we will be required to comply with the applicable provisions of the Sarbanes-Oxley Act.  The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers.  The perceived increased personal risk associated with these recent changes may deter qualified individuals from accepting these roles.  As a result, it may be more difficult for us to attract and retain qualified persons to serve on our boards of directors or as executive officers.  We continue to evaluate and monitor developments with respect to these rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

Special Note Regarding Forward-Looking Statements

This prospectus contains forward-looking statements about our business, financial condition and prospects that reflect our management's assumptions and good faith beliefs based on information currently available.  We can give no assurance that the expectations indicated by such forward-looking statements will be realized.  If any of our assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, our actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within our control and that may have a direct bearing on operating results include, but are not limited to, acceptance of our proposed services and the products we expect to market, our ability to establish a customer base, managements' ability to raise capital in the future, the retention of key employees and changes in the regulation of our industry.

There may be other risks and circumstances that management may be unable to predict.  When used in this prospectus, words such as, "believes," "expects," "intends," "plans," "anticipates," "estimates" and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

Use of Proceeds

All of the shares being registered in this registration statement are issued and outstanding and held by the selling shareholders.  The selling security holders will receive the net proceeds from the resale of their shares.  We will not receive any of the proceeds from the sale of these shares, although we have agreed to pay the expenses related to the registration of such shares.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding.  Accordingly, there will be no dilution to our existing shareholders.

Determination of Offering Price

As there is no public market in the shares, Reflections of the Heart, Inc. used the price of $0.10 per share, which is twice what the selling shareholders had paid for their shares, as the benchmark offering price. No other factors than what the selling shareholders paid for their shares was used to determine the offering price per share of this offering. The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth. The selling shareholders will sell at a price of $0.05 per share until the shares are quoted on the OTC Bulletin Board®; or in another quotation medium and, thereafter, at prevailing market prices or at privately negotiated prices. To date, we have made no effort to obtain listing or quotation of our securities on a national stock exchange or association. We have not identified or approached any broker/dealers with regard to assisting us apply for such listing.

(R)Selling Security Holders

The following table sets forth (i) the number of outstanding shares, beneficially owned by the selling stockholders prior to the offering; (ii) the aggregate number of shares offered by each such stockholder pursuant to this prospectus; and (iii) the amount and the percentage of the class to be owned by such security holder after the offering is complete:

Name of Owner of Common Stock	Number of Shares Owned before the Offering	Number of Shares Offered by Selling Shareholders	Number of Shares Owned after the Offering	Percentage of Shares Owned after the Offering[1]

Antonio J. Santos	40,000	40,000	0	0.00%
Nicole Wright	10,000	10,000	0	0.00%
Beverly Hills Capital Group, LLC [2]	10,000	10,000	0	0.00%
Discovery International Corp [3]	10,000	10,000	0	0.00%
Steve Goldstein	10,000	10,000	0	0.00%
Michael Morrisett	10,000	10,000	0	0.00%
Andrew Austin	10,000	10,000	0	0.00%
Chris Allen	20,000	20,000	0	0.00%
Steve Bonenberger	10,000	10,000	0	0.00%
Sarah Wagner	10,000	10,000	0	0.00%
Patrick McCarrick	10,000	10,000	0	0.00%
Joseph MacKenzie	10,000	10,000	0	0.00%
Tiffany Miller	20,000	20,000	0	0.00%
James Matheny	15,000	15,000	0	0.00%
Clayton Brumbaugh [4]	10,000	10,000	0	0.00%
Wesley Brumbaugh [4]	10,000	10,000	0	0.00%
Peter Dewhurst	10,000	10,000	0	0.00%
Eric Pratt	10,000	10,000	0	0.00%
Spencer Brumbaugh [4]	10,000	10,000	0	0.00%
Andrew S. Austin	40,000	40,000	0	0.00%
Yahuuah’s Inc. [5]	20,000	20,000	0	0.00%
Roy J. Meadows	60,000	60,000	0	0.00%
Tammy L. Skalko	40,000	40,000	0	0.00%
Steven H. Kerr	20,000	20,000	0	0.00%
Howard Eimers	10,000	10,000	0	0.00%
A&C Development, Inc. [6]	20,000	20,000	0	0.00%
Frank Danesi, Jr.	20,000	20,000	0	0.00%
Frank Danesi, cust for Cody Danesi [7]	40,000	40,000	0	0.00%
Steagle, Inc. [8]	80,000	80,000	0	0.00%
Anatasia Danesi [7]	20,000	20,000	0	0.00%
Marcus Weiss	20,000	20,000	0	0.00%
R. F. Bearden Associates, Inc. [9]	40,000	40,000	0	0.00%
George Vogelei	40,000	40,000	0	0.00%
Gary Leonard	40,000	40,000	0	0.00%
Gary Leonard, cust for Travis Leonard [10]	20,000	20,000	0	0.00%
Clayton Leonard	20,000	20,000	0	0.00%
Peter Dyakowski	20,000	20,000	0	0.00%
Antony Dyakowski	20,000	20,000	0	0.00%
Alexander Dyakowski	20,000	20,000	0	0.00%
Nevada Business Development Corp [11]	100,000	100,000	0	0.00%
Public Compliance Corporation [12]	100,000	100,000	0	0.00%

Total (41 shareholders)	1,075,000	1,075,000	0	0.00%

From April 2006 through June 2007, ROH sold 1,075,000 shares of its common stock to the aforementioned shareholders.  The shares were issued at a price of $0.05 per share.  The shares bear a restrictive transfer legend.  This transaction (a) involved no general solicitation, (b) involved less than thirty-five non accredited purchasers, and (c) relied on a detailed disclosure document to communicate to the investors all material facts about Reflections of the Heart, Inc., including an audited balance sheet and reviewed statements of income, if applicable, changes in stockholders’ equity and cash flows.

Nevada Business Development Corporation is owned and controlled by Randy Brumbaugh, husband of Yvonne Brumbaugh. As such, Nevada Business Development Corporation is considered to be an “affiliate of the Issuer” as is Clayton, Wesley, and Spencer Brumbaugh who are sons of Yvonne Brumbaugh. None of the remaining selling stockholders have been affiliated with Reflections of the Heart, Inc. in any capacity in the past three years.

None of the selling stockholders is a broker/dealer or an affiliate of a broker/dealer.

Notes:

1 Assumes the offering of all 1,075,000 offered in this prospectus.

2 Marvin Bear is the sole officer, director, and owner of Beverly Hills Capital Group, LLC.

3 Elizabeth Demmes is the sole officer, director, and owner of Discovery International Corp.

4 Yvonne Brumbaugh and R. V. Brumbaugh are married and the parents of Wesley, Spencer and Clayton Brumbaugh

5 Carolyn Mullaley is the sole officer, director, and owner of Yahuaah’s, Inc.

6 Frank Danesi Jr. is the sole officer, director, and owner of A&C Development, Inc.

7 Frank Danesi is the father of Cody Danesi. and Anatasia Danesi

8 Ronald Thompson is the sole officer, director, and owner of Steagle, Inc.

9 R.F. Bearden is the sole officer, director, and owner of R.F. Bearden Associates, Inc.

10 Gary Leonard is the father of Travis Leonard

11 Randy Brumbaugh is the sole officer, director, and owner of Nevada Business Development, Inc.

12 Ted D. Campbell II is the sole officer, director, and owner of Public Company Compliance, Inc.(/R)

Plan of Distribution

There is no public market for our common stock.  Our common stock is currently held amongst a small community of shareholders. Therefore, the current and potential market for our common stock is limited and the liquidity of our shares may be severely limited.  To date, we have made no effort to obtain listing or quotation of our securities on a national stock exchange or association.  We have not identified or approached any broker/dealers with regard to assisting us apply for such listing.  We are unable to estimate when we expect to undertake this endeavor.  In the absence of being listed, no market is available for investors in our common stock to sell their shares.  We cannot guarantee that a meaningful trading market will develop.

If a market ever develops for our Common Stock, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control.  As a result, investors may be unable to sell their shares at or greater than the price they are being offered at.

The selling stockholders may offer their shares at various times in one or more of the following transactions:

1.  In the over-the-counter market;

2.  On any exchange, which the shares may hereafter be listed;

3.  In negotiated transactions other than on such exchanges;

4.  By pledge to secure debts and other obligations;

5.  In connection with the writing of non-traded and exchange-traded call options, in hedge transactions, in covering previously established short positions and in settlement of other transactions in standardized or over-the-counter options;

       or

6.  In a combination of any of the above transactions.

The selling stockholders may only offer and sell, from time to time, common stock using this prospectus in transactions at a fixed offering price of $0.10 per share until a trading market develops in our common stock, at which time the selling stockholders may sell shares at market prices, which may vary, or at negotiated prices.  The selling stockholders may use broker/dealers to sell their shares. The broker/dealers will either receive discounts or commissions from the selling stockholders, or they will receive commissions from purchasers of shares.

The selling stockholders may transfer the shares by means of gifts, donations and contributions. This prospectus may be used by the recipients of such gifts, donations and contributions to offer and sell the shares received by them, directly or through brokers, dealers or agents and in private or public transactions; however, if sales pursuant to this prospectus by any such recipient could exceed 500 shares, than a prospectus supplement would need to be filed pursuant to Section 424(b)(3) of the Securities Act to identify the recipient as a Selling Stockholder and disclose any other relevant information. We will file a prospectus supplement to name successors to any named selling shareholders who are able to use the prospectus to resell the shares. Such prospectus supplement would be required to be delivered, together with this prospectus, to any purchaser of such shares.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which ROH and the selling stockholders have complied.  The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available.

Some of the selling stockholders may be eligible and may elect to sell some or all of their shares pursuant to additional exemptions to the registration requirements of the Securities Act, including but not limited to, Rule 144 promulgated under the Securities Act, rather than pursuant to this Registration Statement.

Under certain circumstances the selling stockholders and any broker/dealers that participate in the distribution may be deemed to be "underwriters" within the meaning of the Securities Act.  Any commissions received by such broker/dealers and any profits realized on the resale of shares by them may be considered underwriting discounts and commissions under the Securities Act.  The selling stockholders may agree to indemnify such broker/dealers against certain liabilities, including liabilities under the Securities Act.

The selling stockholders will also be subject to applicable provisions of the Exchange Act and regulations under the Exchange Act, which may limit the timing of purchases and sales of the shares by the selling stockholders.  Furthermore, under Regulation M under the Exchange Act, any person engaged in the distribution or the resale of shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution.  All of the above may affect the marketability of the securities and the availability of any person or entity to engage in market-making activities with respect to our common stock.

The selling stockholders will pay all commissions, transfer fees, and other expenses associated with the sale of securities by them.  The shares offered hereby are being registered by us, and we have paid the expenses of the preparation of this prospectus.  We have not made any underwriting arrangements with respect to the sale of shares offered hereby.

We do not intend to engage in any distribution efforts on behalf of any of the holders of our common stock other than providing for registration of the securities registered for sale with the U.S. Securities and Exchange Commission.

(R)Each of the selling stockholders is acting independently of us in making decisions with respect to the timing, manner and size of each with the distribution of the shares. The selling stockholders may only offer and sell common stock using this prospectus in transactions at a fixed offering price of $0.10 per share until a trading market develops in our common stock, at which time the selling stockholders may sell shares at market prices, which may vary, or at negotiated prices. There is no assurance, therefore, that the selling stockholders will sell any or all of the shares. In connection with the offer and sale of the shares, we have agreed to make available to the selling stockholders copies of this prospectus and any applicable prospectus supplement and have informed the selling stockholders of the need to deliver copies of this prospectus and any applicable prospectus supplement to purchasers at or prior to the time of any sale of the shares offered hereby. Our private investors held no influence on the decision to become a public reporting company.(/R)

Legal Proceedings

No director, officer, significant employee or consultant of Reflections of the Heart, Inc. has been, to the best of our knowledge, convicted in a criminal proceeding.

No director, officer, significant employee or consultant of Reflections of the Heart, Inc. has been, to the best of our knowledge, permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

No director, officer, significant employee or consultant of Reflections of the Heart, Inc. has been, to the best of our knowledge, convicted of violating a federal or state securities or commodities law.

There are no known pending legal proceedings against Reflections of the Heart, Inc.

No director, officer, significant employee or consultant of Reflections of the Heart, Inc. has, to the best of our knowledge, had any bankruptcy petition, receivership or similar proceeding filed by or against any business in which such person was a general partner or executive officer either at the time of the bankruptcy, receivership or similar proceeding, or within two years prior to that time.

Directors, Executive Officers, Promoters and Control Persons

Reflections of the Heart, Inc.'s sole director was elected by the stockholders to a term of one (1) year and serves until a successor is elected and qualified.  The officers were appointed by the Board of Directors to a term of one (1) year and serve until successor(s) are duly elected and qualified, or until removed from office.  The Board of Directors is not composed of any nominating, auditing or compensation committees.

The following table sets forth certain information regarding the executive officers and directors of ROH as of the date of this Prospectus:

Name and Address	Age	Position
Yvonne Brumbaugh c/o Reflections of the Heart, Inc. 919 Willow Springs Lane Glendora, CA 91741	55	President, Secretary, Treasurer and Director

Mrs. Brumbaugh has held the aforementioned offices/positions since inception and is expected to continue to hold said offices/positions until the next annual meeting of our stockholders.  At the date of this prospectus, ROH is not engaged in any transactions, either directly or indirectly, with any persons or organizations considered promoters.

Background of Directors, Executive Officers, Promoters and Control Persons

Yvonne Brumbaugh, President, Treasurer, Secretary, and Director – Yvonne Brumbaugh, an educator, published photo journalist, award winning sculptress and well-known craftswoman of home creations, most recently focusing her talented efforts on home décor with an emphasis on original works of art and decorations for a warm home environment.  She has a Bachelors of Art from the University of California at Santa Barbara, a Masters of Science from the University of Southern California and a teaching credential.  Mrs. Brumbaugh is extensively involved in and widely known throughout her community for her community involvement with schools, senior counseling services and the American Red Cross.

The present officer and director of the Company is involved in other personal and business activities and may, in the future, become involved in other business opportunities.  If a specific business opportunity becomes available, there may develop a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolutions of such conflicts.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of Reflections of the Heart, Inc.'s common stock by all persons known by ROH to be beneficial owners of more than 5% of any such outstanding classes, and by each director and executive officer, and by all officers and directors as a group.  Unless otherwise specified, the named beneficial owner has, to ROH's knowledge, either sole or majority voting and investment power.

Title Of Class	Name, Title and Address of Beneficial Owner of Shares(1)	Amount of Beneficial Ownership(2)	Percent of Class
			Before Offering	After Offering(3)

Common	Yvonne Brumbaugh, President, Secretary.	1,750,000	62.39%	62.39%
	Treasurer and Director
	All Directors and Officers as a group	1,750,000	62.39%	62.39%

Notes:

1  The address for Yvonne Brumbaugh c/o ROH, 919 Willow Springs Lane, , Glendora, California 91741.

2  As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

3  Assumes the sale of the maximum amount of this offering (1,075,000 shares of common stock) by the selling shareholders.

Description of Securities

Reflections of the Heart, Inc.'s authorized capital stock consists of 70,000,000 shares of a single class of common stock, having a $0.001 par value per share and 5,000,000 shares of single class preferred stock, having a $0.001 par value per share.

The holders of ROH's common and preferred stock:

1.   Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by ROH's Board of

      Directors;

2.   Are entitled to share ratably in all of ROH's assets available for distribution to holders of common stock upon liquidation,

      dissolution or winding up of ROH's affairs;

3.   Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

4.  Are entitled to one vote per share on all matters on which stockholders may vote.

Non-Cumulative Voting

Holders of shares of Reflections of the Heart, Inc.'s common and preferred stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Cash Dividends

As of the date of this Prospectus, Reflections of the Heart, Inc. has not paid any cash dividends to stockholders.  The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, capital requirements and financial position, general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, into our business operations.

Interest of Named Experts and Counsel

None.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Indemnification of Directors and Officers

Reflections of the Heart, Inc.'s Articles of Incorporation, its Bylaws, and certain statutes provide for the indemnification of a present or former director or officer.  See the section titled "Indemnification of Directors and Officers."

The Securities and Exchange Commission's Policy on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to any provisions contained in its Certificate of Incorporation, or Bylaws, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Organization Within Last Five Years

Reflections of the Heart, Inc. was incorporated in Nevada on July 27, 2005.

Please see section titled "Recent Sales of Unregistered Securities", herein, for our capitalization history.

Description of Business

Business Development and Summary

Reflections of the Heart, Inc. was incorporated in the State of Nevada on July 27, 2005 under the same name.  We are a developmental stage company with a principal business objective of offering to the retail and wholesale public tasteful, original, exquisite jewelry, delicate embroidery, stunning quilts, functional and comfortable quillows for all occasions, heirloom quality bedspreads, unique sculpture, scenic paintings, and holiday ornaments and decorations for every season and occasion. These items will be both products developed internally by the Company and from items listed by consignment from other manufacturers and sellers.

We are a development stage company that has commenced our planned principal strategic operations and have no significant assets.

ROH has never been party to any bankruptcy, receivership or similar proceeding, nor have it undergone any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business.

ROH has no intention of engaging in a merger or acquisition with an unidentified company.

ROH’s administrative office is located at 919 Willow Springs Lane, Glendora, California 91741.

ROH's fiscal year end is December 31.

Business of Issuer

Principal Services and Principal Markets

Our principal business objective is to offer to the retail and wholesale public tasteful, original, exquisite jewelry, delicate embroidery, stunning quilts, functional and comfortable quillows for all occasions, heirloom quality bedspreads, unique sculpture, scenic paintings, and holiday ornaments and decorations for every season and occasion.  These items will be both products developed internally by the Company and from items listed by consignment from other manufacturers and sellers. It is the opinion of our sole officer and director that our target market and likely purchaser of our products will primarily be individuals with discretionary income but limited time to design and create heirloom quality type products such as those fashioned by Reflections of the Heart, Inc.

Business Strategy

Improve Brand Name Recognition.  We believe that a recognizable brand name provides instant appeal for most consumers.  We intend to continue developing our name recognition and styles that incorporate superior materials and unique designs that we believe differentiate our products from those of our competitors.  We intend to hire a well-known graphic designer to design our logo and trade name design to further increase our brand name recognition.

Focus on Selective Distribution.  It is our policy to maintain strict control over the distribution of our products to avoid overexposure of the brand.  We intend to offer our products through carefully selected boutique retailers, who will be routinely assessed to ensure that they conform to our standards, as well as selective products on-line. Any items sold on-line from consignment agreements will be carefully screened for quality and originality. We believe this selective distribution policy will promote a high degree of loyalty from retailers and a stable retail price environment, while increasing our control over counterfeiting of our products.

Introducing Stylish New Products.  If our core products achieve market acceptance, we intend to capitalize on our brand identity to introducing signature accessories and new products annually, which will incorporate our name and logo.  Additionally, once our brand name has been established, we intend to collaborate with the power brokers in the industry to assist us in our design efforts and product presentation.

Maintain Competitive Product Pricing.  While we are emphasizing value over price, we are cognizant of the fact that consumers are often price conscious.  To the extent possible, without compromising our overall emphasis on quality, we will align our retail prices to reflect consumer demands.  In conjunction with this strategy, we will seek to obtain price concessions from suppliers to reduce the costs of our products in order to maintain acceptable gross margin percentages.

Focus on National Expansion.  We believe that a national distribution network represents a significant opportunity for expansion of sales.  While we only have capacity to initially market our products regionally, we plan to employ direct sales representatives, once our finances permit, to serve other regions.

Marketing

Our marketing and promotion strategies are focused primarily on building and maintaining a high-quality image.  We will utilize consultants to assist us in designing, developing and producing sales materials, as well as to help us establish an attractive and user-friendly website.  We will use our sales materials and website to target boutique retailers in our direct marketing efforts and later plan to have them available for use by our future distributors.

As we grow we intend to advertise and market our products through focused publications, as well as through catalogs and trade shows.

Trade shows are a retailer’s primary source for concentrated information about new products and provide retailers with a chance to personally meet with representatives of a company.  Accordingly, we plan to attend appropriate trade shows to increase retailer awareness and enthusiasm for our products.

We intend to establish value by maintaining premium quality products at a price more attractive than that of competing brands, providing a significant value to the consumer.

Distribution Methods

We are currently working with an experienced Internet service provider to develop a comprehensive Internet presence. Establishing our presence on the Internet is critical to reaching a broad consumer base. We are in the process of developing a fully operational retail website at www.reflections-heart.com. At the current time, the Company’s web site is not fully operational. We expect this web site to be our primary marketing tool whereby we market our products and those of consignors. We expect to have this retail web site fully operational before the 2007 holidays.

Additionally, we plan on identifying local business organizations, service groups and small business development companies who may be instrumental in assisting us in making our products known to the target audience of potential customers.  We anticipate our principal customers to be primarily boutique and online retailers.  We intend to target our products to these retailers through the direct sales efforts of our current management.  Aside from our direct sales efforts, we hope to find a network of distributors which cater to the very specialty boutiques we are targeting.  We believe that our quest to market our products across the country will depend in large part on our ability to tap into this network of distributors.  We expect to experience resistance in entering into relationships with these distributors.   Many of these distributors have contracts in place that discourage competing brands such as ours and we have virtually no market exposure, let alone any market acceptance.

When we are able, we intend to employ a staff of sales representatives to commence efforts on our behalf.  Our sales representatives will be responsible for soliciting, selecting and securing accounts within a particular regional territory.  We expect to pay such sales representatives on a commission basis, with commissions depending on the product line and terms of the sale.

Industry background and competition

We are a small, start-up company that has not generated any significant revenues and lacks a stable customer base.  Industry analysis reveals that unique one-of-a-kind merchandise, or small run items, such as those carried by ROH, are rarely seen in the conventional jewelry and home décor stores.  In comparison to ROH, prices for mass produced items are often much higher.  We face significant competition in our endeavors, such as Martha Stewart and her conglomerate of home-centered and quality of life businesses.  We compete with a number of established manufacturers, importers and distributors whose brand names enjoy substantial recognition, have significantly greater financial, distribution, advertising and marketing resources than we do.  We compete primarily on the basis of quality and long term value-to-price ratio.

Market research and analysis reveals that the population is gradually becoming older with the aging of the baby boom generation.  With the increase in recreational and discretionary time that this maturing generation will have, along with their greater flexible spending ability, the more that personal satisfaction and unique items of display will be sought.  Strategic marketing will focus on the unique, one-of-a-kind nature of all creations exclusively fashioned by Reflections of the Heart, Inc. and will primarily focus on web sales and trade shows until such time as funds become available for advertising and retail outlets.

Customer service, emphasizing the creation of a personal relationship with the customer, will remain a top priority.  Therefore, Reflections of the Heart, Inc. will continue to service customers with the utmost care and attention.

The failure to compete successfully in the future could result in a material deterioration of customer loyalty and public image and could have material adverse effect on our ability to be competitive and thus remain in business.

Sources and Availability of Raw Materials and the Names of Principal Suppliers

We will not procure any significant raw materials and have no need for any principal suppliers at this time.

Need for Government Approval and Other Regulatory Matters

We are not aware of the need to obtain governmental approval for any aspect of our operations with the possible exception of local business licenses, if applicable.

We are not currently subject to any direct federal, state or local regulation other regulations applicable to business generally or directly applicable to wholesaling, retailing or online commerce.  However, as the internet becomes increasingly popular, it is possible that a number of laws and regulations may be adopted with respect to the internet.  These laws may cover, but not be limited to, such issues such as user privacy, freedom of expression, pricing, content and quality of products and services, taxation, advertising, intellectual property rights and information security.  Further, the growth of online commerce may prompt calls for more stringent consumer protection laws.  Therefore, the adoption of any, all or a combination of the above may create uncertainty in internet usage and reduce the demand for our products and services.

Number of Total Employees and Number of Full Time Employees

Reflections of the Heart, Inc. is currently in the development stage.  During the development stage, we plan to rely exclusively on the services of our officers and director to set up our business operations.  Currently, Yvonne Brumbaugh, our sole officer and director, is the only person providing a time commitment to the company on a part-time basis and expects to devote a minimum of 15 hours per week to our operations.  Mrs. Brumbaugh is prepared to dedicate additional time, as needed.  At this time, there are no full- or part-time employees. We do not expect to hire any additional employees over the next 12 months, although the possibility does exist that administrative staff may be required should sufficient business develop.

Reports to Security Holders

1.  After this offering, Reflections of the Heart, Inc. will furnish its shareholders with audited annual financial reports certified by ROH's independent accountants.

2.  After this offering, ROH will file periodic and current reports, which are required in accordance with Section 15(d) of the Securities Act of 1933, with the Securities and Exchange Commission to maintain the fully reporting status.

3.  The public may read and copy any materials ROH files with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20002.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  Our SEC filings will be available on the SEC Internet site, located at http://www.sec.gov.

Management's Discussion and Plan of Operation

The document contains forward-looking statements that involve risks and uncertainties.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date that they are made.  We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

The following discussion should be read in conjunction with the consolidated financial statements and notes thereto included herein.

Reflections of the Heart, Inc. was incorporated in the State of Nevada on July 27, 2005.  ROH is a startup company and has not yet realized any significant, consistent revenues.  Our efforts, to date, have focused primarily on the development and implementation of our business plan.  No development-related expenses have been or will be paid to affiliates of ROH.

During the period from inception through the present, we have generated limited revenues and have incurred a net loss of as reflected in our financial information, attached hereto. The cumulative net loss was attributable primarily to general and administrative expenses related to the costs of start-up operations.

Our sole officer and director believes that our cash on hand is minimally sufficient to maintain our current minimal level of operations for the current calendar year.  However, generating sales in the next 12 months is imperative for us to continue as a going concern.  We believe that we will be required to generate significant revenues over the next 12 months in order for us to support ongoing operations and institute our strategic plans to any meaningful extent.  If we do not generate sufficient revenues to meet these goals over the next 12 months, we may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern.  There are no formal or informal agreements to attain such financing.  We can not assure you that any financing can be obtained or, if obtained, that it will be on reasonable terms.  Without realization of additional capital, it would be unlikely for us to continue as a going concern.

Since our incorporation, we have raised funds through private sales of our common equity. We have issued 1,750,000 shares of our common stock to Yvonne Brumbaugh, an officer and director, in exchange for services and cash in the amount of $7,500. Additionally, we have sold an aggregate of 1,075,000 shares of our common stock to 41 unrelated third parties for cash proceeds of $52,750. We believe that the funds received in the private placement will be sufficient to satisfy our start-up and minimal operating requirements for the next 12 months. The table below sets forth the anticipated use of the private placement funds:

	Amount	Amount	Estimated
	Allocated	Expended	Completion

General working capital	$43,750	$42,800	Completed
Marketing and advertising activities	$1,000	None	Use as needed
Inventory	$5,000	None	Use as needed
SEC reporting expenses	$ 2,000	1,000	Use as needed
Employees-General administrative staff	$ 0	None	Use as needed
Offering expenses	$1,000	$1,000	Completed

Our management does not anticipate the need to hire additional full- or part- time employees over the next 12 months, as the services provided by our officers and director appear sufficient at this time.  While nothing has been allocated for employees or general administrative staff at this time, the possibility does exist that administrative staff and services may be required should sufficient business volume develop.

In addition, Mrs. Brumbaugh believes that one benefit of being a public company is the access to capital markets.  We believe that if additional funds are required to finance our continuing operations, we may be able to obtain more capital by pursuing an offering of equity or debt securities.

We do not expect to incur any significant research and development costs.

We do not have any off-balance sheet arrangements.

We currently do not own any significant plant or equipment that we would seek to sell in the near future.

We have not paid for expenses on behalf of our director.  Additionally, we believe that this fact shall not materially change in the future.

We do not intend to engage in a merger with, or effect an acquisition of, another company in the foreseeable future.

Description of Property

ROH's uses the mailing address of 919 Willow Springs Lane, Glendora, California 91741. ROH is not leasing a physical office space at this time in order to maintain a better control of recurring costs.  Additionally, the services provided by ROH better lend themselves to ROH representatives meeting potential clients at the potential client’s principal place of business for not only convenience of the potential client, but for ROH to better under the business nature of the potential client.  We believe that this arrangement is suitable and most cost-effective at this time.  We also believe that we will not need to lease any facilities for at least the next 12 months.

There are currently no proposed programs for the renovation, improvement or development of the facilities we currently use.

Certain Relationships and Related Transactions

On or about inception, we issued 1,750,000 shares of $0.001 par value common stock to Yvonne Brumbaugh, our sole officer and director, in exchange for services and cash in the amount of $7,500.

Market for Common Equity and Related Stockholder Matters

Market Information

There is presently no public market for our common stock.  We anticipate making an application for trading of our common stock on the NASD over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part.

We can provide no assurance that our shares will be traded on the bulletin board, or if traded, that a public market will materialize.

As of the date of this Prospectus,

1.  There are no outstanding options or warrants to purchase, or other instruments convertible into, common equity of ROH.

2.  There are currently 2,805,000 shares of common stock outstanding, of which 1,750,000 are currently restricted from resale   pursuant to Rule 144 under the Securities Act.  Of the total outstanding 2,805,000 shares, we are currently registering   1,075,000 shares on behalf of the Selling Shareholders for resale.

3.  In the future, all 1,750,000 shares of common stock not registered under this Prospectus will be eligible for sale pursuant

to Rule 144 under the Securities Act.  These shares of common stock are restricted from resale under Rule 144 until   registered under the Securities Act, or an exemption is applicable.

4.  Other than the stock registered under this Prospectus, there is no stock that has been proposed to be publicly offered resulting in dilution to current shareholders.

In general, under Rule 144 as amended, a person who has beneficially owned and held "restricted" securities for at least one year, including "affiliates," may sell publicly without registration under the Securities Act, within any three-month period, assuming compliance with other provisions of the Rule, a number of shares that do not exceed the greater of (i) one percent of the common stock then outstanding or, (ii) the average weekly trading volume in the common stock during the four calendar weeks preceding such sale.  A person who is not deemed an "affiliate" of our Company and who has beneficially owned shares for at least two years would be entitled to unlimited resale of such restricted securities under Rule 144 without regard to the volume and other limitations described above.

Holders

As of the date of this Prospectus, ROH has 2,805,000 shares of $0.001 par value common stock issued and outstanding held by 41 shareholders of record.  The Company has not presently secured an independent stock transfer agent, but has identified one that will be retained in order to facilitate the processing of stock certificates.  The anticipated transfer agent is Island Stock Transfer, 100 Second Avenue S., Suite 104N, St. Petersburg, Florida 33701. The phone number for Island Stock Transfer is (727)-289-0010.

Dividends

We have never declared or paid any cash dividends on its common stock.  For the foreseeable future, we intend to retain any earnings to finance the development and expansion of its business, and we do not anticipate paying any cash dividends on its common stock. Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including our financial condition and results of operations, capital requirements, contractual restrictions, business prospects and such other factors that the board of directors considers relevant.

Executive Compensation

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)

Yvonne Brumbaugh	2007	-	-	-	-	-	-	-
President, Secretary, Director	2006	-	-	-	-	-	-	-
	2005	-	-	-	-	-	-	-

There are no existing or planned option/SAR grants.

There is no employment agreement with Yvonne Brumbaugh, our sole officer and director.

The proceeds of this offering may not be used to make loans to officers, directors and affiliates.

Financial Statements

a)

Audited Financial Statements as of December 31, 2006 and three Months ended March 31, 2007

b)

Reviewed Financial Statements as of June 30, 2007

MOORE & ASSOCIATES, CHARTERED

           ACCOUNTANTS AND ADVISORS

PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Reflections of the Heart, Inc.

(A Development Stage Company)

Las Vegas, Nevada

We have audited the accompanying balance sheet of Reflections of the Heart, Inc. as of  the three months ended March 31, 2007 and the year ended December 31, 2006, and the related statements of operations, stockholders’ equity and cash flows Inception July 27, 2005 through March 31, 2007, the twelve months ended December 31, 2006 and Inception July 27, 2005 through December 31, 2005. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Reflections of the Heart, Inc. as of the three moths March 31, 2007 and twelve months ended December 31, 2006 and the results of its operations and its cash flows Inception July 27, 2005 through March 31, 2007, the twelve months ended December 31, 2006 and Inception July 27, 2005 through December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 4 to the financial statements, the Company has not established a stabilized source of revenue to sufficiently cover operating costs over an extended period of time which raises substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 4.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moore & Associates Chartered

_____________________________________

Moore & Associates Chartered

Las Vegas, Nevada

August 8, 2007

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702) 253-7511 Fax (702) 253-7501

REFLECTIONS OF THE HEART, INC.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS

	March 31,	December 31,
	2007	2006

ASSETS

CURRENT ASSETS
Cash in bank	$50	$80

TOTAL CURRENT ASSETS	50	80

TOTAL ASSETS	$50	$80

LIABILITIES & STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Advances from related parties	$5,500	$5,500

TOTAL CURRENT LIABILITIES	5,500	5,500

LONG-TERM DEBT	-	-

TOTAL LIABILITIES	5,500	5,500

STOCKHOLDERS' EQUITY
Preferred stock: $0.001 par value;
5,000,000 shares authorized, no
shares issued and outstanding	-	-
Common stock: $0.001 par value;
70,000,000 shares authorized, 1,750,000
shares issued and outstanding	1,750	1,750
Additional paid in capital	5,750	5,750
Accumulated deficit	(12,950)	(12,920)

TOTAL STOCKHOLDERS' EQUITY	(5,450)	(5,420)

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$50	$80

The accompanying notes are an integral part of these financial statements.

REFLECTIONS OF THE HEART, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS

			From Inception	From Inception
	For the Three	For the Year	On July 27,	On July 27,
	Months Ended	Ended	2005 through	2005 through
	March 31,	December 31,	December 31,	March 31,
	2007	2006	2005	2007

REVENUES	$-	$-	$-	$-
COST OF SALES	-	-	-	-
GROSS MARGIN	-	-	-	-

OPERATING EXPENSES

General and administrative	30	7,620	5,300	12,950

TOTAL OPERATING EXPENSES	30	7,620	5,300	12,950

NET LOSS	$(30)	$(7,620)	$(5,300)	$(12,950)

BASIC LOSS PER SHARE	$(0.00)	$(0.00)	$(0.00)

Weighted Average Shares
Outstanding	1,750,000	1,750,000	1,750,000

The accompanying notes are an integral part of these financial statements.

REFLECTIONS OF THE HEART, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

					Total
	Common Stock		Additional Paid	Accumulated	Stockholders’
	Shares	Amount	In Capital	Deficit	Equity

Balance July 27, 2005	-	$ -	$ -	$ -	$ -

Shares issued for cash at $0.001 per share	1,750,000	1,750	5,750	-	7,500

Net loss for the year ended December 31, 2005	-	-	-	(5,300)	(5,300)

Balance December 31, 2005	1,750,000	1,750	5,750	(5,300)	2,200

Net loss for the year ended December 31, 2006	-	-	-	(7,620)	(7,620)

Balance December 31, 2006	1,750,000	1,750	5,750	(12,920)	(5,420)

For the three months ended March 31, 2007	-	-	-	(30)	(30)

Balance March 31, 2007	1,750,000	$ 1,750	$ 5,750	$ (12,950)	$ (5,450)

The accompanying notes are an integral part of these financial statements.

REFLECTIONS OF THE HEART, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

			From Inception	From Inception
	For the Three	For the Year	On July 27,	On July 27,
	Months Ended	Ended	2005 through	2005 through
	March 31,	December 31,	December 31,	March 31,
	2007	2006	2005	2007
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(30)	$(7,620)	$(5,300)	$(12,950)
Adjustments to reconcile net income to
net cash provided by operating activities:
Common stock issued for services	-	-	-	-
Changes in operating assets and liabilities:
Increase (decrease) in accounts payable	-	-	-	-

NET CASH PROVIDED BY OPERATING ACTIVITES	(30)	(7,620)	(5,300)	(12,950)

CASH FLOWS FROM INVESTING ACTIVITIES
Film costs incurred	-	-	-	-
NET CASH (USED) BY INVESTING ACTIVITIES	-	-	-	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from common stock issued	-	-	7,500	7,500
Increase in advances from related parties	-	5,500	-	5,500

NET CASH PROVIDED BY FINANCING ACTIVITIES	-	5,500	7,500	13,000

NET INCREASE IN CASH	(30)	(2,120)	2,200	50

CASH - Beginning of period	80	2,200	-	-

CASH - End of period	$50	$80	$2,200	$50

SUPPLEMENTAL CASH FLOW DISCLOSURE:

CASH PAID FOR:
Interest	$-	$-	$-	$-
Income taxes	$-	$-	$-	$-
NON CASH FINANCING ACTIVITIES:	$-	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

REFLECTIONS OF THE HEART, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2007 AND DECEMBER 31, 2006

1.

Summary of Significant Accounting Policies

Nature of Business

Reflections of the Heart, Inc. (the Company) was incorporated in the State of Nevada on July 27, 2005. The Company is engaged in the business of retailing and wholesaling jewelry, sculptures, artwork and various household accessories.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Basic (Loss) per Common Share

Basic (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of March 31, 2007 and December 31, 2006 and 2005.

(Loss)

Shares

    Basic (Loss) Per Share

(Numerator)(Denominator)

Amount

For the Three Months Ended

$         (30)

   1,750,000

$  (0.00)

For the Year Ended

$    (7,620)

   1,750,000

$  (0.00)

For the Year Ended

$     (5,300)

   1,750,000

$  (0.00)

Dividends

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during any of the periods shown.

Comprehensive Income

The Company has no component of other comprehensive income. Accordingly, net income equals comprehensive income for the years ended March 31, 2007 and December 31, 2006 and 2005.

REFLECTIONS OF THE HEART, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2007 AND DECEMBER 31, 2006

1.

Summary of Significant Accounting Policies (Continued)

Advertising Costs

The Company’s policy regarding advertising is to expense advertising when incurred. The Company had not incurred any advertising expense as of March 31, 2007, December 31, 2006 and 2005.

Cash and Cash Equivalents

For purposes of the Statement of Cash Flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Income Taxes

The Company provides for income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. SFAS No. 109

Requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse. The Company’s predecessor operated as entity exempt from Federal and State income taxes.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate to net loss before provision for income taxes for the following reasons:

March 31,

December31,    December 31,

   2007                  2006                 2005    .

               Income tax expense at statutory rate

$       11

$       2,667        $   1,855

Common stock issued for services

         -0-                            -0-                  -0-

Valuation allowance

___  (11)

       (2,667)          (1,855)

Income tax expense per books

$      -0-

$           -0-         $        -0-

Net deferred tax assets consist of the following components as of:

March 31,

December 31,   December 31,

   2007                        2006                  2005     '

NOL Carryover

$   4,533

$         4,522         $      1,855

Valuation allowance

     (4,533)

          (4,522)             (1,855)

Net deferred tax asset

$        -0-

$              -0-          $         -0-

REFLECTIONS OF THE HEART, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2007 AND DECEMBER 31, 2006

1.

Summary of Significant Accounting Policies (Continued)

Income Taxes (Continued)

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

Impairment of Long-Lived Assets

The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Accounting Basis

The basis is accounting principles generally accepted in the United States of America.  The Company has adopted a December 31 fiscal year end.

Stock-based compensation.

As of March 31, 2007, the Company has not issued any share-based payments to its employees.

The Company adopted SFAS No. 123-R effective January 1, 2006 using the modified prospective method. Under this transition method, stock compensation expense includes compensation expense for all stock-based compensation awards granted on or after January 1,2006, based on the grant-date fair value estimated in accordance with the provisions of SFAS No. 123-R.

Recent Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. Where applicable, SFAS No. 157 simplifies and codifies related guidance within GAAP and does not require any new fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier adoption is encouraged. The Company does not expect the adoption of SFAS No. 157 to have a significant effect on its financial position or results of operation.

REFLECTIONS OF THE HEART, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2007 AND DECEMBER 31, 2006

1.

Summary of Significant Accounting Policies (Continued)

Recent Accounting Pronouncements (Continued)

In June 2006, the Financial Accounting Standards Board  issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109”, which prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  FIN

48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006.  The Company does not expect the adoption of FIN 48 to have a material impact on its financial reporting, and the Company is currently evaluating the impact, if any, the adoption of FIN 48 will have on its disclosure requirements.

In March 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 156, “Accounting for Servicing of Financial Assets—an amendment of FASB Statement No. 140.” This statement requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in any of the following situations: a transfer of the servicer’s financial assets that meets the requirements for sale accounting; a transfer of the servicer’s financial assets to a qualifying special-purpose entity in a guaranteed mortgage securitization in which the transferor retains all of the resulting securities and classifies them as either available-for-sale securities or trading securities; or an acquisition or assumption of an obligation to service a financial asset that does not relate to financial assets of the servicer or its consolidated affiliates. The statement also requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable, and permits an entity to choose either the amortization or fair value method for subsequent measurement of each class of servicing assets and liabilities. The statement further permits, at its initial adoption, a one-time reclassification of available for sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available for sale securities under Statement 115, provided that the available for sale securities are identified in some manner as offsetting the entity’s exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value and requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities. This statement is effective for fiscal years beginning after September 15, 2006, with early adoption permitted as of the beginning of an entity’s fiscal year. Management believes the adoption of this statement will have no immediate impact on the Company’s financial condition or results of operations.

REFLECTIONS OF THE HEART, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2007 AND DECEMBER 31, 2006

1.

Summary of Significant Accounting Policies (Continued)

Revenue Recognition

The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

2.

COMMON STOCK

On October 1, 2005, the Company issued 1,750,000 shares of its common stock for cash of $7,500 to its founder.

3.

RELATED PARTY TRANSACTIONS

The Company has received cash advances from related parties to cover its operating needs. The advances are non interest bearing, due upon demand and unsecured. The Company owes $5,500 and $5,500 for such advances at March 31, 2007 and December 31, 2006, respectively.

4.

GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern.  However, the Company has accumulated deficit of $12,950 as of March 31, 2007.  The Company currently has limited liquidity, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

MOORE & ASSOCIATES, CHARTERED

      ACCOUNTANTS AND ADVISORS

        PCAOB REGISTERED

Report of Independent Registered Public Accounting Firm

To the Board of Directors

Reflections of the Heart Inc

We have reviewed the accompanying balance sheet of Reflections of the Heart Inc as of June 30, 2007, and the related statements of operations, retained earnings, and cash flows for the six months then ended, in accordance with the standards of the Public Company Accounting Oversight Board (United States).  All information included in these financial statements is the representation of the management of Reflections of the Heart Inc

A review consists principally of inquiries of company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the financial statements in order for them to be in conformity with generally accepted accounting principles.

/s/Moore & Associates, Chartered

Moore & Associates, Chartered

Las Vegas, Nevada

August 21, 2007

2675 S. JONES BLVD. SUITE 109, LAS VEGAS, NEVADA 89146 (702) 253-7499 Fax: (702)253-7501

REFLECTIONS OF THE HEART, INC.

(A DEVELOPMENTAL STAGE COMPANY)

BALANCE SHEETS

	June 30,	December 31,
	2007	2006
	(Unaudited)
ASSETS

CURRENT ASSETS
Cash in Bank	$ 10,336	$ 80

TOTAL CURRENT ASSETS	10,336	80

TOTAL ASSETS	$ 10,336	$ 80

LIABILITIES & STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$ 1,000	$ -
Advances from related parties	5,500	5,500

TOTAL CURRENT LIABILITIES	6,500	5,500

LONG-TERM DEBT	-	-

STOCKHOLDERS’ EQUITY
Preferred stock: $0.001 par value; 5,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock: $0.001 par value; 70,000,000 shares authorized, 2,850,000 and 1,750,000 shares issued and outstanding	2,805	1,750
Additional paid in capital	57,445	5,750
Accumulated deficit	(56,414)	(12,920)

TOTAL STOCKHOLDERS’ EQUITY	3,836	(5,420)

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$ 10,336	$ 80

The accompanying notes are an integral part of these financial statements

REFLECTIONS OF THE HEART, INC.

(A DEVELOPMENTAL STAGE COMPANY)

STATEMENT OF OPERATIONS

					From Inception
	For the Three	For the Three	For the Six	For the Six	On July, 27
	Months Ended	Months Ended	Months Ended	Months Ended	2005 through
	June 30,	June 30,	June 30,	June 30,	June 30,
	2007	2006	2007	2006	2007

REVENUES	$ -	$ -	$ -	$ -	$ -
COST OF SALES	-	-	-	-	-
GROSS MARGIN	-	-	-	-	-

OPERATING EXPENSES

General and administrative	43,464	7,530	43,494	7,560	56,414

TOTAL OPERATING EXPENSES	43,464	7,530	43,494	7,560	56,414

NET LOSS	$ (43,464)	$ (7,530)	$ (43,494)	$ (7,560)	$ (56,414)

BASIC LOSS PER SHARE	$ (0.02)	$ (0.00)	$ (0.02)	$ (0.00)

Weighted Average Shares	2,275,500	1,750,000	2,275,500	1,750,000
Outstanding

The accompanying notes are an integral part of these financial statements

REFLECTIONS OF THE HEART, INC.

(A DEVELOPMENTAL STAGE COMPANY)

STATEMENT OF STOCKOLDERS’ EQUITY

					Total
	Common Stock		Additional Paid	Accumulated	Stockholders’
	Shares	Amount	In Capital	Deficit	Equity

Balance July 27, 2005	-	$ -	$ -	$ -	$ -

Shares issued for cash at $0.001 per share	1,750,000	1,750	5,750	-	7,500

Net loss for the year ended December 31, 2005	-	-	-	(5,300)	(5,300)

Balance December 31, 2005	1,750,000	1,750	5,750	(5,300)	2,200

Net loss for the year ended December 31, 2006	-	-	-	(7,620)	(7,620)

Balance December 31, 2006	1,750,000	1,750	5,750	(12,920)	(5,420)

Shares issued for cash at $0.05 per share	1,055,000	1,055	51,695	-	52,750

For the six months ended June 30, 2007	-	-	-	(43,494)	(43,494)

Balance June 30, 2007	2,805,000	$ 2,805	$ 57,445	$ (56,414)	$ (3,836)

The accompanying notes are an integral part of these financial statements

REFLECTIONS OF THE HEART, INC.

(A DEVELOPMENTAL STAGE COMPANY)

STATEMENT OF CASH FLOWS

			From Inception
	For the Six	For the Six	On July 27
	Months Ended	Months Ended	2005 through
	June 30,	June 30,	June 30,
	2007	2006	2007

CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$ (43,494)	$ (7,650)	$ (56,414)

Adjustments to reconcile net income to Net cash provided by operating activities:
Common stock issued for services	-	-	-
Changes in operating assets and liabilities:
Increase (decrease) in accounts payable	1,000	-	1,000

NET CASH PROVIDED BY OPERATING ACTIVITIES	(42,494)	(7,560)	(55,414)

CASH FLOWS FROMINVESTING ACTIVITIES
Film costs incurred	-	-	-

NET CASH (USED) BY INVESTING ACTIVITIES	-	-	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from common stock issued	52,750	-	60,250
Increase in advances from related parties	-	5,500	5,500

NET CASH PROVIDED BY FINANCING ACTIVITIES	52,750	5,500	65,750

NET INCREASE IN CASH	10,256	(2,060)	10,336

Cash – Beginning of Period	80	2,200	-

Cash – End of Period	10,336	140	10,336

SUPPLEMENTAL CASH FLOW DISCLOSURE

CASH PAID FOR:
Interest	$ -	$ -	$ -
Income taxes	$ -	$ -	$ -

NON CASH FINANCING ACTIVITIES	$ -	$ -	$ -

The accompanying notes are an integral part of these financial statements

REFLECTIONS OF THE HEART, INC.

Notes to the Condensed Financial Statements

June 30, 2007 And December 31, 2007

NOTE 1 -

CONDENSED FINANCIAL STATEMENTS

The accompanying financial statements have been prepared by the Company without audit.  In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows at June 30, 2007, and for all periods presented herein, have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted.  It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company’s December 31, 2006 audited financial statements.  The results of operations for the periods ended June 30, 2007 and 2006 are not necessarily indicative of the operating results for the full years.

NOTE 2 -

GOING CONCERN

The Company’s financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking equity and/or debt financing. However management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Changes In and Disagreements With Accountants on Accounting and Financial Disclosure.

None.

Dealer Prospectus Delivery Obligation

Prior to the expiration of ninety days after the effective date of this registration statement or prior to the expiration of ninety days after the first date upon which the security was bona fide offered to the public after such effective date, whichever is later, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers

ROH's Articles of Incorporation and its Bylaws provide for the indemnification of a present or former director or officer.  ROH indemnifies any of its directors, officers, employees or agents who are successful on the merits or otherwise in defense on any action or suit.  Such indemnification shall include, expenses, including attorney's fees actually or reasonably incurred by him.  Nevada law also provides for discretionary indemnification for each person who serves as or at ROH's request as one of its officers or directors. ROH may indemnify such individuals against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is one of ROH's directors or officers.  Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, ROH's best interests.  In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

Nevada Law

Pursuant to the provisions of Nevada Revised Statutes 78.751, the Corporation shall indemnify its directors, officers and employees as follows: Every director, officer, or employee of the Corporation shall be indemnified by the Corporation against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the Corporation, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation.  The Corporation shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of the common stock being registered.  ROH has agreed to pay all costs and expenses relating to the registration of its common stock.  All amounts are estimated.

Edgar Conversion Fees

$1,000

Transfer Agent and Printing Costs

     500

SEC Registration Fee

       10

Accounting and Legal Fees

  1,000

TOTAL

$2,510

Recent Sales of Unregistered Securities

On or about inception, ROH issued 1,750,000 shares of our common stock to Yvonne Brumbaugh, our founding shareholder and the sole officer and director, in exchange for cash in the amount of $7,500.  This sale of stock did not involve any public offering, general advertising or solicitation.  At the time of the issuance, Mrs. Brumbaugh had fair access to and was in possession of all available material information about our company, as she is the sole officer and director of ROH.  The shares bear a restrictive transfer legend in accordance with Rule 144 under the Securities Act.  On the basis of these facts, we claim that the issuance of stock to our founding shareholder qualifies for the exemption from registration contained in Section 4(2) of the Securities Act of 1933.

In June 2007, we completed an offering of our common stock to a group of private investors. We issued 1,075,000 shares of its $0.001 par value common stock for cash at $0.05 per share to 41 shareholders. The shares bear a restrictive transfer legend. These transactions (a) involved no general solicitation, (b) involved less than thirty-five non-accredited purchasers, and (c) relied on a detailed disclosure document to communicate to the investors all material facts about ROH, including appropriate financial information, changes in stockholders' equity and cash flows. Each purchaser was given the opportunity to ask questions of us. Thus, we believe that the offering was exempt from registration under Regulation D, Rule 505 of the Securities Act of 1933, as amended.

Exhibits

Exhibit Number	Name and/or Identification of Exhibit

3.	Articles of Incorporation & By-Laws

a) Articles of Incorporation filed on July 27, 2005

b) Bylaws adopted on July 22, 2005

5.	Opinion on Legality

Attorney Opinion Letter

23.	Consent of Experts and Counsel

a) Consent of Counsel, incorporated by reference to Exhibit 5 of this filing

b) Consent of Independent Auditor

Undertakings

(R)The undersigned registrant hereby undertakes:

1.	To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(a)	include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)

reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration Statement; and

(c)	include any additional or changed material information on the plan of distribution.

2.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.

That, for determining our liability under the Securities Act to any purchaser in the initial distribution of the securities, we undertake that in a primary offering of our securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, we will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus that we file relating to the offering required to be filed pursuant to Rule 424 (Section 230.424 of this chapter);

(ii)	any free writing prospectus relating to the offering prepared by or on our behalf or used or referred to by us;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about us or our securities provided by or on behalf of us; and

(iv)	any other communication that is an offer in the offering made by us to the purchaser.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue. (/R)

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Glendora, State of California on October 23, 2007.

Reflections of the Heart, Inc.
(Registrant)

By: /s/ Yvonne Brumbaugh Yvonne Brumbaugh, President & CEO

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Yvonne Brumbaugh	President, CEO and Director	October 23, 2007
Yvonne Brumbaugh

/s/ Yvonne Brumbaugh	Chief Financial Officer	October 23, 2007
Yvonne Brumbaugh

/s/ Yvonne Brumbaugh	Chief Accounting Officer	October 23, 2007
Yvonne Brumbaugh